EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our reports dated March 15, 2006, with respect to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, included in this Form 10-K, into Essex Corporation’s previously filed Registration Statements on Form S-8, File Nos. 33-47900, 333-36770, 333-57122, 333-65466, 333-108709, 333-119292 and 333-128826 and on Form S-3, File Nos. 333-61200, 333-104819, 333-120137, and 333-125951, and on Form S-1, File No. 333-110287.

/s/ Stegman & Company

Baltimore, Maryland

March 15, 2006

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